Exhibit 10.2
COVALENT GROUP, INC.
2019 EQUITY INCENTIVE PLAN
Section 1.    Purpose
The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
Section 2.    Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.
(b)    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted under the Plan.
(c)    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(d)    “Board” shall mean the Board of Directors of the Company.
(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(f)    “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.
(g)    “Company” shall mean Covalent Group, Inc., a Utah corporation, and any successor corporation.
(h)    “Director” shall mean a member of the Board.
(i)    “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j)    “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended.
(k)    “Employer NIC” means UK secondary Class 1 national insurance contributions.
(l)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, if the Shares are traded on a securities exchange, the Fair Market Value of a Share as of a given date shall be the closing price of one Share as reported on the securities exchange where the Shares are then listed on such date or, if the applicable securities exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.
(m)    “HK Employee” means any employee employed by [insert name of Hong Kong company], a company incorporated under the laws of the Hong Kong Special Administrative Region and a wholly-owned subsidiary of the Company.
(n)    “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(o)    “NIC” means UK national insurance contributions.
(p)    “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(q)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.
(r)    “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(s)    “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
(t)    “Plan” shall mean the Covalent Group, Inc. 2019 Equity Incentive Plan, as amended from time to time.
(u)    “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(v)    “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or cash payment equal to the Fair Market Value of a Share) at some future date.

(w)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(x)    “Share” or “Shares” shall mean common shares without par value in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan), provided that such class is listed on a securities exchange.
(y)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
(z)    “Tax” means all forms of tax, duties, imposts and levies in the nature of tax whenever created or imposed and whether of Australia, Hong Kong, the United Kingdom, the United States, Germany or elsewhere including (without limitation) income tax, national insurance (including, to the fullest extent permitted by law, Employer NIC) and social security or similar contributions and any other taxes, levies, duties, charges or imposts similar to corresponding with or replaced by any of the foregoing (together with any related interest, fines, costs or penalties which may become payable).
(aa)    “Tax Related Items” means an amount equal to the amount of Tax for which the Company or any Affiliate has accounted or is or may be required to account to a tax authority as a consequence of the grant, exercise, surrender, release, vesting, receipt or lapse of restrictions relating to an Award, including any additional amount that becomes payable as a consequence of the failure by a Participant to pay any such Tax as and when requested to do so by the Company or an Affiliate.
Section 3.    Administration
Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the

Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority in such a manner as would contravene applicable law.
Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with any applicable law or securities exchange rules; and (ii) to the extent required by applicable law or securities exchange rules, only the Committee (or another committee of the Board comprised of directors who qualify as independent directors, to the extent required by applicable law or independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.
Indemnification. To the fullest extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this section shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.
Section 4.    Shares Available for Awards
Shares Available. Subject to adjustment under Section 4(c) below, the aggregate number of Shares that may be issued under all Awards under the Plan (including under Incentive Stock Options) shall be equal to 4,801,811.
Counting Shares. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such

Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.
(i)    Shares Added Back to Reserve. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation on Awards or Shares covered by an Award that are settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.
(ii)    Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(iii)    Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.
Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.
Limitation on Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $100,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.
Section 5.    Eligibility
Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6.    Awards
Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)    Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.
(ii)    Option Term. The term of each Option shall be fixed by the Committee at the date of grant, but shall not be longer than 10 years from the date of grant.
(iii)    Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the exercise price of the Option for such Shares.
(iv)    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:
(A)    The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.
(B)    All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.
(C)    Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.
(D)    The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.
(E)    Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(F)    This Section 6(a)(iv) shall be subject to approval by the stockholders of the Company within twelve months of adoption by the Board as provided in Section 11, and this Section 6(a)(iv) shall be effective as of the date of such stockholder approval.
Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the limitations in Section 6(a)(ii) above applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)    Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a minimum period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).
(ii)    Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
(iii)    Forfeiture. Except as otherwise determined by the Committee or as provided in an Award Agreement, upon a Participant’s termination of employment or service or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights.
General.
(i)    Limits on Transfer of Awards. No Award shall be assignable or transferable other than by will or by the laws of descent and distribution following the Eligible Person’s death; provided, however, that subject to the Committee’s consent in its sole discretion, a Non-Qualified Stock Option may be assigned in whole or in part during the Eligible Person’s lifetime to one or more of the Eligible Person’s family members (as defined in Rule 701 promulgated by the Securities and Exchange

Commission under the Securities Act) through a gift or as otherwise permitted by Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. The Committee, in its sole discretion, may also permit assignments of Awards to comply with domestic relations or other court orders. The terms applicable to the assigned portion shall be the same as those in effect for the Award Agreement immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate (including, without limitation, the requirement that the transferee execute such Agreements as the Committee may deem appropriate).
(ii)    Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(iii)    Public Offering. In the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any Stock (a “Public Offering”), each Eligible Person or holder or beneficiary thereof shall be prohibited from effecting any public sale or distribution of any Shares (other than as part of such underwritten public offering), including, but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the “lock up” period established by the Committee, which lock-up period shall be no shorter than that required by the underwriters of such public offering. If requested by the underwriters managing any Public Offering, each Eligible Person shall execute a separate agreement to the foregoing effect. Without limiting the foregoing clause (a), if (1) during the last 17 days of the “lock up” period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the “lock up” period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the “lock up” period, the restrictions imposed by this paragraph shall continue to apply until no earlier than the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (or no earlier than the 16th day, if the Company does not issue the earnings release).
(iv)    Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a specified employee within the meaning of Section 409A (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the specified employee’s separation from service (or if earlier, upon the specified employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.
Section 7.    Amendment and Termination; Corrections
Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the Plan, materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or other holder of the Award. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, prior approval of the stockholders of the Company shall only be required for any amendment to the Plan or an Award that would require stockholder approval under applicable law or the rules or regulations of any securities exchange that is applicable to the Company.

Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:
(i)    either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s vested rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;
(ii)    that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)    that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or
(iv)    that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.
Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the stockholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 8.    Income Tax Withholding
In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company or its Affiliates may take such action as it deems appropriate to ensure that (i) all applicable federal, state, local or foreign payroll, withholding, income or other taxes, and social security contributions arising upon the exercise or receipt of (or the lapse of restrictions relating to) an Award which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant and (ii) to the fullest extent permitted by law, a Participant pays to the Company any UK Employers NIC arising upon the exercise or receipt of (or the lapse of restrictions relating to) an Award. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award (including UK Employers NIC as discussed above), the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to the requirements of ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
Section 9.    General Provisions
No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
No Rights of Stockholders. Neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
Governing Law. The internal law, and not the law of conflicts, of the State of Utah shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10.    Clawback or Recoupment
All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.
Section 11.    Effective Date of the Plan
The Plan was adopted by the Board on and effective [DATE], 2019.
Section 12.    Term of the Plan
No Award shall be granted under the Plan, and the Plan shall terminate, on [DATE] or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.
Section 13.    Non U.S. Participants
Where a Participant resides and/or works in one of the countries listed in the Appendix, the special terms and conditions set out in the Appendix applicable to the relevant country will govern that Award.

Appendix
Capitalized terms, unless explicitly defined in this Appendix, shall have the meanings given to them in the Restricted Stock Unit Agreement or the Plan.
Terms and Conditions
This Appendix includes special terms and conditions that govern the Award if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the grant of the Award, the Committee shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Participant.
Notifications
This Appendix also includes information regarding securities, exchange control, tax and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of September 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information contained herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Award vests or at the time the Participant sells any Shares acquired upon settlement of the Award. In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Therefore, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Participant’s individual situation.
If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which he or she is currently residing and/or working, or if the Participant transfers to another country after the grant of the Award, the information contained herein may not be applicable to the Participant in the same manner.

AUSTRALIA
Terms and Conditions
Responsibility for Taxes. If the Participant acquires Shares, or receives a payment, under the Plan, then the Participant should not rely on this summary as anything other than a broad guide, and the Participant is advised to obtain independent taxation advice specific to his/her particular circumstances before making the decision to participate.
The Participant may be subject to Australian tax on the market value of Shares acquired (or the amount of any other payment made) under the Plan on the date the Participant acquires the Shares or receives the payment. If the Participant acquires Shares under the Plan, he/she may also be subject to capital gains tax on any gain made on a subsequent sale of the Shares. If the Participant holds the Shares for at least 12 months (excluding the dates of acquisition and sale) before sale, the Grantee may be entitled to reduce the capital gain by 50% (after first offsetting any available capital losses).
If the Participant acquires Shares under the Plan, the Company must provide him/her with an employee share scheme ("ESS") Statement (no later than 14 July) showing certain information in respect of the income year ending 30 June in which the Participant acquired the shares. The Company must also lodge an ESS Annual Report (no later than 14 August) with the Australian Taxation Office.
The Participant is responsible for reporting income on his or her tax return and paying any tax liability in connection with participation in the Plan (including income arising at the taxing point, any gains realized on sale of the Shares and dividends paid on the Shares).
No Right to Shares/Payment. Notwithstanding any other provision in the Restricted Stock Unit Agreement or in the Plan to the contrary, the Participant has no right to receive any Shares upon satisfaction of the Service Condition and Performance Condition, and the Company has a sole and absolute discretion whether to issue any Shares (or make any other payment in lieu of Shares) to the Participant on or following each vesting date.
Notifications
Securities Law Information. If the Participant acquires Shares under the Plan and offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant is advised to obtain legal advice regarding his or her disclosure obligations prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf.

HONG KONG
Terms and Conditions
WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Receipt of Shares.
Notwithstanding anything to the contrary in the Plan or the Restricted Stock Unit Agreement, the Award shall be settled in Shares only. In no event shall any Restricted Stock Units be settled in cash.
Responsibility for Taxes.
In the case where the Participant is a HK Employee (“HK Participant”), the Company shall not be liable for any tax or expenses incurred in the sale, purchase, vesting, earning or transfer of the Restricted Stock Units on the part of any HK Participant or former HK Participant in respect of any sale, purchase, vesting, earning or transfer of such Restricted Stock Units, save for any withholding obligation as required by the laws of Hong Kong in relation to any HK Employee who ceases employment and is departing Hong Kong. The Company also shall not be responsible for any failure by any Employee or HK Participant to obtain consent or approval required for such Employee or HK Participant to participate in the Plan as a Participant or for any tax, duty, expenses, fees or any other liability to which he may become subject as a result of his participation in the Plan.
The HK Participant also hereby agrees to indemnify and keep indemnified the Company, as applicable, against any Tax Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to the Hong Kong Inland Revenue Department (the “IRD”) (or any other tax authority or any other relevant authority).
The HK Participant will be responsible for reporting and paying any tax due or expenses incurred on this benefit directly to the IRD and for reimbursing the Company for the amount of any employee due on this benefit which may be recovered from the HK Participant by the Company, at any time thereafter by any of the means referred to in the Restricted Stock Unit Agreement.
If the HK Participant fails to comply with his or her obligations in connection with the tax due or expenses as described in this section, the Company may refuse to deliver the Shares subject to the Award.

UNITED KINGDOM
Terms and Conditions
Receipt of Shares. Notwithstanding anything to the contrary in the Plan or the Restricted Stock Unit Agreement, the Award shall be settled in Shares only. In no event shall any Restricted Stock Units be settled in cash.
Responsibility for Taxes. The following provision supplements Section 3 of the Restricted Stock Unit Agreement:
Without limitation to Section 3 of the Restricted Stock Unit Agreement, the Participant hereby agrees that the Participant is liable for all Tax Related Items and hereby covenants to pay all such Tax Related Items, as and when requested by the Company or an Affiliate, as applicable, or by Her Majesty's Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and its Affiliates, as applicable, against any Tax Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).
Transfer of UK Employers NIC. Notwithstanding the provisions of Section 8 (a) of the Plan the Company may require, as a condition of exercise or receipt of (or the lapse of restrictions relating to) an Award, that the Participant shall enter into an election or agreement with the Company or an Affiliate to assume the liability for any UK Employers NIC. Such election or agreement shall be in such form as the Company shall, in its sole and absolute discretion, require.
If the Participant fails to comply with his or her obligations in connection with the Tax obligations described in this section, the Company may refuse to deliver the Shares subject to the Award.
Section 431 Election. The Participant shall jointly with the Company or its Affiliate enter into the joint election pursuant to Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) attached to this Appendix when accepting this Agreement in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003). Further, the Participant shall not revoke any such election at any time. This election treats the Shares the Participant acquires on the settlement of the Restricted Stock Units as if they were not Restricted Securities (for U.K. tax purposes only). If the Participant does not enter into this election, the Company may, in its sole discretion, refuse to issue Shares at settlement of the Restricted Stock Units.

ATTACHMENT TO APPENDIX FOR UNITED KINGDOM
[To be completed by employee and UK entity at time of agreement execution; an executed copy should be kept on file, but no need to file with government]
Joint Election under section 431 of the Income Tax (Earnings and Pensions) Act 2003
for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003
1.    Between
the Employee    [insert name of employee]
whose National Insurance Number is    [insert employee Nat. Ins. Number]
and
the Company (who is the Employee’s employer)    [Practicology Limited]
of Company Registration Number    [06994603]
2.    Purpose of Election
This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the purposes of income tax and National Insurance contributions (“NICs”), the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional income tax will be payable as a result of this election (with PAYE withholding and NICs being applicable where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that income tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the income tax/NICs due by reason of this election. Should this be the case, there is no income tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.    Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:
Number of securities    [insert number]
Description of securities    Common Stock

Name of issuer of securities    [Covalent Group Inc.]
To be acquired by the Employee on or after the date of this Election under the terms of the Covalent Group Inc. 2019 Equity Incentive Plan.
4.    Extent of Application
This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.
5.    Declaration
This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.
The Employee acknowledges that, by clicking on the “ACCEPT” box, the Employee agrees to be bound by the terms of this election.
OR:
The Employee acknowledges that, by signing this election, the Employee agrees to be bound by the terms of this election.

……………………………………….…………	…./…./……….
Signature (Employee)	Date
The Company acknowledges that, by signing this election or arranging for the scanned signature of an authorised representative to appear on this election, the Company agrees to be bound by the terms of this election.

……………………………………….…………	…./…./……….
Signature (for and on behalf of the Company)	Date

……………………………………….…………
Position in company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

GERMANY
Terms and Conditions
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant receives a payment in excess of this amount related to his or her participation in the Plan, he or she is responsible for electronically reporting to the German Federal Bank by the fifth day of the month following the month in which the payment occurs. The form of report (Allgemeine Meldeportal Statistik) can be accessed via German Federal Bank’s website (www.bundesbank.de) and is available in both German and English.
Responsibility for Taxes. If the Participant acquires Shares, or receives a payment, under the Plan, then the Participant should not rely on this summary as anything other than a broad guide, and the Participant is advised to obtain independent taxation advice specific to his/her particular circumstances before making the decision to participate.
The Participant may be subject to German tax on the difference between fair market value of Shares acquired and the paid exercise price (or the amount of any other payment made) under the Plan on the date the Participant exercises his options or receives the payment. If the Participant acquires Shares under the Plan, he/she may also be subject to capital gains tax on any gain made on a subsequent sale of the Shares.
The Participant also hereby agrees to indemnify and keep indemnified the Company or its Affiliates, as applicable, against any Taxes and Tax Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to any competent German Tax authority (or any other tax authority or any other relevant authority).
If the Participant fails to comply with his or her obligations in connection with the tax due or expenses as described in this section, the Company or its Affiliates may refuse to deliver the Shares subject to the Award.

COVALENT GROUP, INC.
Restricted Stock Unit Agreement

Name of Participant: [___________]	Date of Grant:

No. of Units Covered: [___________]	Vesting Commencement Date: [___________]

In accordance with Section 2 of the Agreement, vesting of the Restricted Stock Units shall be subject to both the Participant’s satisfaction of the time-based service condition and the Company’s achievement of a performance condition below:
Service Condition: the Participant must remain in continuous service with the Company or an Affiliate from the Vesting Commencement Date through the following dates (each, a “Service Date”): [25]% of the Restricted Stock Units shall be earned upon the first anniversary of the Vesting Commencement Date, and the remaining [75]% of the Restricted Stock Units shall be earned in 3 annual installments following the first anniversary of the Vesting Commencement Date.
Performance Condition: The Restricted Stock Units shall satisfy the performance condition on the first to occur of (i) a Change in Control or (ii) the Company’s Initial Public Offering, in either case, occurring prior to the 10th anniversary of the Date of Grant above (the “Expiration Date”).

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) governs the Stock Unit Award granted by COVALENT GROUP, INC., a Utah corporation (the “Company”) to the above-named individual (the “Participant”), in accordance with and subject to the provisions of the Company’s 2019 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan.
1.    Grant of Restricted Stock Units.
(a)    In accordance with the Plan, and effective as of the Date of Grant specified above, the Company has granted to the Participant the number of Stock Units specified at the beginning of this Agreement (collectively, the “Restricted Stock Units,” and each a “Restricted Stock Unit.”). Each Restricted Unit represents the right to receive a share of Common Stock (a “Share”) and dividend equivalent amounts corresponding to the Share, subject to the terms and conditions of this Agreement and the Plan.

(b)    The Restricted Stock Units granted to the Participant shall be credited to an account in the Participant’s name. This account shall be a record of book-keeping entries only and shall be utilized solely as a device for the measurement and determination of the number of Shares to be issued to or in respect of the Participant pursuant to this Agreement. Restricted Stock Units may not be transferred by the Participant without the Committee’s prior written consent other than by will or the laws of descent and distribution.
2.    Vesting of the Shares.
(a)    The Participant’s interest in the Restricted Stock Units shall vest and become non-forfeitable upon satisfaction and achievement of both the Service Condition and Performance Condition set forth above. Except as provided in paragraphs 2(b) below, if the Participant’s service with the Company or an Affiliate is terminated prior to completion of the Service Condition, any unearned Restricted Stock Units shall be forfeited. Upon a Participant’s termination of service, any earned (but unvested) Restricted Stock Units will remain outstanding with the opportunity to vest upon achievement of a Performance Condition prior to the Expiration Date. If the Expiration Date occurs prior to the achievement of the Performance Condition, all Restricted Stock Units (both earned and un-earned) will be forfeited.
(b)    Notwithstanding any provision in this Agreement to the contrary, upon the Participant’s termination for Cause, the Company may, in its sole discretion, forfeit some or all of the Participant’s Restricted Stock Units, whether or not earned or vested.
3.    Issuance and Settlement.
(a)    Upon the achievement of the Performance Condition prior to the Expiration Date, the Company shall cause to be issued to the Participant, or to the Participant’s designated beneficiary or estate in the event of the Participant’s death, one Share in payment and settlement of each earned and vested Restricted Stock Unit, subject to applicable required tax withholding. The Committee shall cause the Shares issuable in connection with the vesting of any such Restricted Stock Units to be issued as soon as practicable, but in all events no later than 30 days after the Performance Condition is achieved, and the Participant shall have no power to affect the timing of such issuance. Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company and shall be in complete settlement and satisfaction of such earned and vested Restricted Stock Units.
(b)    Save for any HK Participant the Participant may elect to satisfy any applicable required Tax arising in relation to the Restricted Stock Units by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company) or (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such Tax liability (subject to any limitations required under applicable financial accounting standards to avoid liability accounting for the Award). In the case of clause (ii), the Company will not deliver to the Participant any fractional Shares (or equivalent cash value) remaining after reduction for taxes; rather, any remaining fractional Shares will be cancelled without payment. In the case where the Participant is a HK Participant, the Company shall not be liable for any tax or expenses incurred in the sale, purchase, vesting, earning or transfer of the Restricted Stock Units on the part of any HK Participant or former HK Participant in respect of any sale, purchase, vesting, earning or transfer of such Restricted Stock Units, save for any withholding obligation as required by the laws of Hong Kong in relation to any HK Employee who ceases employment and is departing Hong Kong. The Company also shall not be responsible for any failure by any Employee or HK Participant to obtain consent or approval required for such Employee or HK Participant to participate in the Plan as a Participant or for any tax, duty, expenses, fees or any other liability to which he may become subject as a result of his participation in the Plan.
(c)    The Participant hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this paragraph shall apply only to the IPO and if all officers and directors and all shareholders individually owning more than one percent (1%) (after giving effect to conversion into Common Stock of all outstanding shares of the Company’s preferred stock, if any) are subject to the same restrictions, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Participant or the immediate family of the Participant, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. The underwriters in connection with such registration are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this paragraph or that are necessary to give further effect thereto.
4.    Shareholder Rights. The Restricted Stock Units do not entitle the Participant to any rights of a shareholder of the Company. Notwithstanding the foregoing, the Participant shall
3

accumulate an unvested right to payment of cash dividend equivalents on the Shares underlying Restricted Stock Units if cash dividends are declared by the Company on the Shares on or after the Date of Grant. Such dividend equivalents will be in an amount of cash per Restricted Stock Unit equal to the cash dividend paid with respect to one Share, subject to applicable required tax withholding. The Participant shall be entitled solely to payment of accumulated dividend equivalents with respect to the number of Restricted Stock Units equal to the number of Shares that become issuable to the Participant pursuant to this Agreement. Dividend equivalents will be paid to the Participant upon the date that the Shares are issued to the Participant. The Participant shall not be entitled to dividend equivalents with respect to dividends declared prior to the Date of Grant. All dividend equivalents accumulated with respect to forfeited Restricted Stock Units shall also be irrevocably forfeited. As of the date of issuance of Shares underlying Restricted Stock Units, the Participant shall have all of the rights of a shareholder of the Company with respect to any Shares issued pursuant hereto.
5.    Definitions. In addition to the definitions set forth in the Plan, the following terms shall have the meanings ascribed herein (in the event a conflict exists, the meaning set forth in this Agreement shall prevail):
(a)    “Cause” shall have the meaning set forth in any written agreement between the Company and the Participant, or if there is no such agreement or definition, then Cause means (i) the willful and continued failure by the Participant to substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) the Participant’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by the Participant in misconduct which causes substantial injury to the Company, its other employees or its clients, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on the Participant’s part shall be considered “willful” unless done or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.
(b)    “Change in Control” shall mean the first to occur of the following events after the date hereof: (i) the acquisition by any person, entity or “group” (as defined in section 13(d) of the Securities Exchange Act of 1934, as amended from time to time), other than the Company, any Affiliate or any employee benefit plan of the Company or any Affiliate, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) the merger or consolidation of the Company as a result of which persons who were equity holders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors or members of any other governing body of the merged or consolidated company; and/or (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates. Notwithstanding the foregoing, a public offering shall not constitute a Change in Control.
4

(c)    “Initial Public Offering” shall mean an initial public offering as to the Company’s Common Stock.
6.    No Right to Continued Service. This Agreement and the grant of the Stock Unit Award do not give the Participant any rights with respect to continued employment or other service by the Company or an Affiliate. This Agreement and the grant of the Stock Unit Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment or other service.
7.    Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Agreement and the number and kind of Shares shall be adjusted as the Board determines to be equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization. In the event that the Company is a party to any corporate transaction, this Agreement shall be subject to amendment as provided in Section 7(b) of the Plan.
8.    Governing Law; Venue. The laws of the State of Utah shall govern all matters arising out of or relating to this Agreement including, without limitation, its validity, interpretation, construction and performance but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction. Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the District of Utah or in any court of the State of Utah. Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.
9.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.
10.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all of the terms and provisions of the Plan.
11.    Section 409A. The provisions regarding all payments to be made hereunder are intended to be exempt from Section 409A of the Internal Revenue Code (the “Code”) as “short term deferrals” as described in Section 409A of the Code and Treasury regulations issued thereunder. To the extent that any amounts payable hereunder are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, such amounts shall become payable solely upon a “change in control event” as defined in Treasury regulations issued under Section 409A of the Code.
12.    Consultation With Professional Tax and Investment Advisors. The Participant acknowledges that the grant, issuance, vesting or any payment with respect to any Restricted
5

Stock Units may have Tax consequences under local or international tax laws. The Participant further acknowledges that he or she is relying solely and exclusively on his or her own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees, agents or representatives). Finally, the Participant understands and agrees that any and all Tax consequences resulting from the Restricted Stock Units and the earning, grant, issuance, vesting or any payment with respect such Restricted Stock Units is solely and exclusively the responsibility of the Participant without any expectation or understanding that the Company or any of its employees, agents or representatives will pay or reimburse the Participant for such taxes or other items, subject to applicable required tax withholding.
13.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.
IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Agreement as of the date first set forth above.
COVALENT GROUP, INC.    [NAME OF PARTICIPANT]
By:
Name:
Title:
6

COVALENT GROUP, INC.
2019 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
You have been granted the following option to purchase common shares (“Shares”) of Covalent Group, Inc. (the “Company”):

Name of Optionee:

Total Number of Shares Granted:

Type of Option:	☐ Incentive Stock Option (employees only)
☐ Non-Qualified Stock Option

Exercise Price Per Share:	$

Date of Grant:

Date Exercisable:	1/4th on the first anniversary of the Date of Grant, and an additional fourth on each of the next three annual anniversaries thereafter.
Expiration Date:
By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 2019 Equity Incentive Plan and the related Stock Option Agreement, both of which are made a part of this document.
OPTIONEE:    COVALENT GROUP, INC.
By:
Title:
Print Name

COVALENT GROUP, INC.
2019 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
SECTION 1.    GRANT OF OPTION.
(a)    Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. This option is intended to be an Incentive Stock Option (ISO) or a Non-Qualified Stock Option (NSO), as provided in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and the Optionee is a 10% owner as described in Section 6 of the Plan).
(b)    $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.
(c)    Stock Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 10 of this Agreement, unless otherwise defined in Section 2 of the Plan.
SECTION 2.    RIGHT TO EXERCISE.
Subject to any other conditions of this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.
SECTION 3.    TRANSFER OR ASSIGNMENT OF OPTION; RIGHT OF FIRST REFUSAL.
Other than other assignment by will or by the laws of descent and distribution, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process; provided, however, that subject to the Company’s consent in its sole discretion, a Non-Qualified Stock Option may be assigned in whole or in part during the Optionee’s lifetime to one or more of the Optionee’s family members (as defined in Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act) through a gift or as otherwise permitted by Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. Upon the issuance of Shares to the Optionee at the exercise of this option, the Optionee shall not directly or indirectly or by any successor in interest, sell, encumber, transfer, assign, pledge, hypothecate or in any other way dispose of any such Shares for consideration without first offering such Shares to the Company as herein provided:
(a)    The Optionee may not offer Shares to the Company under this section unless and until the Optionee has received a written, bona fide offer to purchase the Shares. For purposes of this provision, a bona fide offer to purchase Shares shall mean a written offer to purchase a stated number of Shares at a stated price which is non-contingent and payable in cash, made in good faith by a person, persons or entity not related to or affiliated with the Optionee who shall be identified in the offer by name and address and who is reasonably able financially and otherwise to comply with the terms of said offer.
(b)    Upon receipt of a bona fide offer to purchase Shares, the Optionee shall immediately offer to sell to the Company all (but not less than all) of the Shares covered by the said bona fide offer. The offer made by the Optionee to the Company must include a true and complete copy of the written, bona fide offer meeting all of the requirements set forth above. The price and terms offered by the Optionee to the Company shall be identical to the price and terms contained in the said bona fide offer to purchase.

(c)    If the Company wishes to exercise its right to purchase the Shares offered pursuant to this section, it shall do so by giving written notice thereof to the Optionee not more than thirty (30) days after receipt of the offer from the Optionee. Thereafter, the Company’s purchase of the Shares shall be consummated consistent with the terms of the offer and acceptance. If the Company wishes not to exercise its right to purchase the Shares, it shall so notify the Optionee in writing not more than thirty (30) days after receipt of the offer from the Optionee; provided, however, that if the Company shall fail to make any written response within thirty (30) days after receipt of the offer, the offer shall be treated as declined the same as if a written notice had been timely given.
(d)    If the Company does not exercise its right to purchase Shares, then the Optionee may thereafter sell and transfer the Shares on terms identical to those offered to the Company, provided that the transferee shall agree in writing to be subject to all of the restrictions of this Agreement and the Plan as if such transferee were an original party hereto with respect to all subsequent transfers of the Shares, with or without consideration. The transferee shall be bound by the terms and provisions of this Agreement and the Plan notwithstanding the transferee’s failure or refusal to execute an agreement in writing to that effect. If the Shares are not transferred on terms identical to those offered to the Company and subsequently declined by the Company, then the Shares shall immediately become subject to the restrictions herein the same as if they had never been offered to Company.
(e)    Notwithstanding the foregoing, if there exists a conflict between the right of first refusal set forth in this Section 3 of this Agreement and an applicable right of first refusal in a document executed by the Optionee as may be required under Section 4(b) of this Agreement, then the terms of the right of first refusal in such other document shall control.
SECTION 4.    EXERCISE PROCEDURES.
(a)    Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company. The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 of this Agreement for the full amount of the Purchase Price.
(b)    Stock Purchase and Ancillary Agreements. In order to exercise this option, the Optionee (or any other person or persons permitted to exercise this option) must execute and deliver to the Company a stock purchase agreement, a joinder agreement and such other documents in forms acceptable to the Company that bind and make Optionee a party to any ancillary agreements applicable to the Company’s shareholders, to the extent requested by the Company.
(c)    Issuance of Shares. Shares issued upon exercise of this option will be uncertificated. If the Company elects to issue certificates for exercised shares of Shares, the Company shall issue to or on behalf of the Optionee (or any other person or persons permitted to exercise this option) a certificate for the purchased Shares, with the appropriate legends affixed thereto.
(d)    Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.
SECTION 5.    PAYMENT FOR STOCK.
(a)    Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b)    Surrender of Stock. The Company may, in its sole discretion, permit all or any part of the Purchase Price to be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when this option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Purchase Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.
(c)    Exercise/Sale. If Shares are publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.
(d)    Net Exercise. The Company may, in its sole discretion, permit an Option to be exercised by delivering to the Optionee a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the Purchase Price of the Option for such Shares.
SECTION 6.    TERM AND EXPIRATION.
(a)    Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date shall not exceed ten years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant, and the Optionee is a 10% owner as described in Section 6(a)(iv) of the Plan).
(b)    Termination of Service (Except by Death). If the Optionee’s service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:
(i)    The expiration date determined pursuant to Subsection (a) above;
(ii)    The date three months after the termination of the Optionee’s service for any reason other than Cause; or
(iii)    The date of termination of the Optionee’s service for Cause.
The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option is then exercisable. In the event that the Optionee dies after termination of service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.
(c)    Death of the Optionee. If the Optionee dies while in service, then this option shall expire on the earlier of the following dates:
(i)    The expiration date determined pursuant to Subsection (a) above; or
(ii)    The date 12 months after the Optionee’s death.
All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.

(d)    Leaves of Absence. For any purpose under this Agreement, service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
(e)    Notice Concerning ISO Treatment. If this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date the Optionee ceases to be an employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than three months, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.
SECTION 1.    ADJUSTMENT OF SHARES.
In the event of any transaction described in Section 4(c) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 4(c) of the Plan. In the event that the Company is a party to any corporate transaction, this option shall be subject to amendment as provided in Section 7(b) of the Plan.
SECTION 7.    MARKET STAND-OFF AGREEMENT.
The Optionee hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 8 shall apply only to the IPO and if all officers and directors and all shareholders individually owning more than one percent (1%) (after giving effect to conversion into Common Stock of all outstanding shares of the Company’s preferred stock, if any) are subject to the same restrictions, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Optionee or the immediate family of the Optionee, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 8 or that are necessary to give further effect thereto.
SECTION 8.    MISCELLANEOUS PROVISIONS.
(a)    Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5 of this Agreement.
(b)    Investment Intent. The Company may require from the Optionee such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable exchange.
(c)    No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.
(d)    Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.
(e)    Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
(f)    Choice of Law; Venue. The laws of the State of Utah shall govern all matters arising out of or relating to this Agreement including, without limitation, its validity, interpretation, construction and performance but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction. Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the District of Utah or in any court of the State of Utah. Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 9.    DEFINITIONS.
In addition to the definitions set forth in the Plan, the following terms shall have the meanings ascribed herein (in the event a conflict exists, the meaning set forth in this Agreement shall prevail):
(a)    “Agreement” shall mean this Stock Option Agreement.
(b)    “Cause” shall have the meaning set forth in any written agreement between the Company and the Optionee, or if there is no such agreement or definition, then Cause means (i) the willful and continued failure by the Optionee to substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) the Optionee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by the Optionee in misconduct which causes substantial injury to the Company, its other employees or its clients, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on the Optionee’s part shall be considered “willful” unless done or omitted to be done, by the Optionee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.
(c)    “Date of Grant” shall mean the date specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board resolved to grant this option or (ii) the first day of the Optionee’s service.

(d)    “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.
(e)    “IPO” shall mean the Company’s first underwritten public offering of its Common Stock under the Securities Act.
(f)    “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.
(g)    “Optionee” shall mean the individual or entity named in the Notice of Stock Option Grant.
(h)    “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

COVALENT GROUP, INC. 2019 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION EXERCISE
You must sign this Notice on Page 3 before submitting it to the Company.
OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Employee Number:
OPTION INFORMATION:

Date of Grant: __________________, 20___	Type of Stock Option:

Exercise Price per Share: $__________	☐ Nonstatutory (NSO)

Total number of shares of Common Stock of Covalent Group, Inc. (the “Company”) covered by the option:	☐ Incentive (ISO)
______________
EXERCISE INFORMATION:
Number of shares of Common Stock of the Company for which the option is being exercised now: ________________. (These shares are referred to below as the “Purchased Shares.”)
Total Exercise Price for the Purchased Shares: $_____________
Form of payment enclosed [check all that apply]:

☐	Check for $_____________, payable to “Covalent Group, Inc.”

☐	Full-recourse promissory note for $_____________. [Requires Company consent.]

☐	Certificate(s) for _____________shares of Common Stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]

☐	Attestation Form covering _____________shares of Common Stock of the Company. These shares will be valued as of the date this notice is received by the Company. [Requires Company consent.]
Name(s) in which the Purchased Shares should be registered [please review the attached explanation of the available forms of ownership, and then check one box]:

☐	In my name only

☐	In the names of my spouse and myself as community property	My spouse’s name (if applicable):

☐	In the names of my spouse and myself as community property with the right of survivorship	________________________________________

☐	In the names of my spouse and myself as joint tenants with the right of survivorship

☐	In the name of an eligible revocable trust [requires Stock Transfer Agreement]	Full legal name of revocable trust: ________________________________________________________________________________________________________________________

The certificate for the Purchased Shares should be sent to the following address:	________________________________________________________________________________________________________________________________________________________________________________________
REPRESENTATIONS AND ACKNOWLEDGMENTS OF THE OPTIONEE:
1.    I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
2.    I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.
3.    I acknowledge that the Company is under no obligation to register the Purchased Shares.
4.    I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future. I recognize that the holding period required by Rule 144 generally will not start until I have paid for the Purchased Shares (including full payment of any promissory note that I signed at the time of exercise).
5.    I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act.
6.    I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.
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7.    I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.
8.    I acknowledge that the Purchased Shares remain subject to the Company’s right of first refusal and the market stand-off (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Stock Option Grant and Stock Option Agreement.
9.    I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Notice of Stock Option Grant and Stock Option Agreement.
10.    I acknowledge that I have received a copy of the Company’s explanation of the forms of ownership available for my Purchased Shares. I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements described in the attached explanation (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.
11.    I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.
12.    I agree that the Company does not have a duty to design or administer the 2011 Stock Incentive Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board of Directors, officers or employees related to tax liabilities arising from my options or my other compensation. In particular, I acknowledge that my options are exempt from section 409A of the Internal Revenue Code only if the exercise price per share is at least equal to the fair market value per share of the Company’s Common Stock at the time the option was granted by the Company’s Board of Directors. Since shares of the Company’s Common Stock are not traded on an established securities market, the determination of their fair market value was made by the Company’s Board of Directors or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and I will not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.
13.    I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

SIGNATURE:	DATE:

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